Exhibit 32
Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report on Form 10-Q of Sealed Air Corporation (the “Company”) for the quarterly period ended March 31, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Edward L. Doheny II, as President and Chief Executive Officer of the Company, and Christopher J. Stephens, Jr., as Senior Vice President and Chief Financial Officer of the Company, each hereby certifies pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his/her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/S/ EDWARD L. DOHENY II
Edward L. Doheny II
President and Chief Executive Officer

Date: May 4, 2023

By:	/S/ CHRISTOPHER J. STEPHENS, JR.
Christopher J. Stephens, Jr.
Senior Vice President and Chief Financial Officer

Date: May 4, 2023